Exhibit 10.3

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL ADDRESSED TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

VIEWPOINT CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:
Number of Shares: [______]
Date of Issuance: October 18, 2007 (“Issuance Date”)

Viewpoint Corporation, a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _______________________, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock with the Exercise Notice attached hereto as Exhibit A duly executed and payment therefore as provided herein at any time or times on or after the date that is six months after the date hereof, but not after 11:59 P.M., New York Time, on the Expiration Date (as defined below), ____________________ (_______) fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 2.01 of that certain Securities Purchase Agreement, dated as of October 18, 2007, among the Company and the purchasers (the “Purchasers”) referred to therein (the “Securities Purchase Agreement”).

          1. TERM OF WARRANT. Subject to the terms and conditions hereof, this Warrant shall be for a term of five and one-half years and shall be exercisable, in whole or in part, during the five year term commencing six months following the Issuance Date and ending at 11:59 P.M New York Time, on April 18, 2013 (the “Expiration Date”), and shall be void thereafter.

          2. EXERCISE OF WARRANT.

                    (a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 2(d)), this Warrant may be exercised by the holder hereof on any day, following the date that is six months after the Issuance Date, in whole or in part prior to the Expiration Date by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of such holder’s election to exercise this Warrant, and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds. The Holder shall not be required to deliver the original warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the third Business Day following the date on which the Company has received each of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the “Exercise Delivery Documents”), the Company shall (X) issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the holder of this Warrant or its designee, for the number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise, or (Y) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. Upon delivery of the Exercise Notice, this Warrant and the Aggregate Exercise Price referred to in clause (ii) above, the Holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised as of the date of the Exercise Notice, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If the number of Warrant Shares represented by this Warrant submitted for exercise pursuant to this Section 2(a) is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all documentary stamp, transfer or similar taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

                    (b) Net Exercise. Notwithstanding the foregoing, if the Holder submits an Exercise Notice at any time following the date that is one year after the Issuance Date, and at such time an effective Registration Statement is not available for the resale of all of the Warrant Shares issuable hereunder, the Holder may elect to pay the Exercise Price in either cash or pursuant to a cashless exercise (a “Cashless Exercise”), as hereinafter provided, or, at the election of Holder, a combination thereof. The Holder may effect a Cashless Exercise by (i) delivery of an Exercise Notice noting that the Holder wishes to effect a Cashless Exercise and (ii) the surrender to the Company, on or as soon as practicable following the date the Holder delivers the Exercise Notice to the Company, of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), upon which the Company shall (X) issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the holder of this Warrant or its designee, for the number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise, or (Y) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. The number of Warrant Shares to be issued to the Holder pursuant to a Cashless Exercise shall be determined as follows:

X = Y × (A-B)/A

where:

X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

A = the fair market value of one share of Common Stock at the date of exercise; and

B = the Exercise Price.

For purposes of this Section 2(b), the fair market value of one share of Common Stock shall be determined in good faith by the Company’s Board of Directors; provided, however, that if the Company’s Common Stock is traded on a national exchange or over-the-counter market, the fair market value per share shall be the cumulative twenty (20) – day VWAP of the Common Stock for the twenty Trading Days immediately preceding (but not including) the date of exercise, calculated by adding up the dollars traded on such national exchange or over-the-counter market for every transaction during the twenty (20) – day period (price times shares traded) and then dividing by the total shares traded on such national exchange or over-the-counter market for the twenty (20) – day period.

                    (c) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.84, subject to adjustment as provided herein.

                    (d) Company’s Failure to Timely Deliver Securities. If within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the

Holder’s exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five (5) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price on the date of exercise.

                    (e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

                    (f) Insufficient Authorized Shares. If at any time while this Warrant remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding, then the Company shall take all action necessary to assure that such number of shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

          3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 3 shall become effective at the close of business on the date the subdivision or combination becomes effective.

          4. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

                    (a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Sale Price of the Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

                    (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of common stock (“Other Common Stock”) of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant may elect to receive a warrant to purchase Other Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Common Stock that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

          5. ORGANIC CHANGE. Prior to the consummation of any Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the Person issuing the securities or providing the assets in such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the holders of SPA Warrants representing at least two-thirds of the shares of Common Stock obtainable upon exercise of the SPA Warrants then outstanding) to deliver to the holder of this Warrant in exchange for this Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the holder of this Warrant (including, an adjusted exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the holder of this Warrant may elect to treat such Person as the Acquiring Entity for purposes of this Section 5. Prior to the consummation of any other Organic Change, the Company shall be required to make appropriate provision to insure that the holder of this Warrant thereafter will have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant (without regard to any limitations on the exercise of this Warrant including those set forth in Sections 2(d)(i) and 2(d)(ii) of this Warrant), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of this Warrant as of the date of such Organic Change (without regard to any limitations on the exercise of this Warrant including those set forth in Sections 2(d)(i) and 2(d)(ii) of this Warrant). In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Organic Change pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Organic Change but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to such Organic Change, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Organic Change had this Warrant been exercised immediately prior to such Organic Change. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive Organic Changes and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant. Notwithstanding the foregoing, in the event of an Organic Change, at the request of the Holder delivered before the fifth (5th) day after notice from the Company (or the Acquiring Entity) of the consummation of such Organic Change, the Company (or the Acquiring Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Organic Change), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Organic Change.

          6. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) will, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

          7. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, no holder, solely in such Person’s capacity as a holder, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, solely in such Person’s capacity as a holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

          8. REISSUANCE OF WARRANTS.

                    (a) Transfer of Warrant. If this Warrant is to be transferred, the holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder of this Warrant a new Warrant (in accordance with Section 8(d)), registered as the holder of this Warrant may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the holder of this Warrant representing the right to purchase the number of Warrant Shares not being transferred.

                    (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder of this Warrant to the Company in customary form and reasonably acceptable to the Company (based, in part, on the net worth of, or security provided by, the Holder) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

                    (c) Warrant Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the holder of this Warrant at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

                    (d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the holder of this Warrant which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

          9. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 6.01 of the Securities Purchase Agreement. The Company shall provide the holder of this Warrant with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

          10. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of SPA Warrants representing at least two-thirds of the shares of Common Stock obtainable upon exercise of the SPA Warrants then outstanding; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the holder of this Warrant. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

          11. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

          12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

          13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the holder of this Warrant. If the holder of this Warrant and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and reasonably approved by the holder of this Warrant or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

          14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Securities Purchase Agreement and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the holder of this Warrant right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder of this Warrant and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          15. TRANSFER. This Warrant may not be offered for sale, sold, transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended, applicable state securities laws and as may otherwise be required pursuant to the Securities Purchase Agreement, title to this Warrant may be transferred by endorsement (by the Holder executing the Exercise Notice attached as Exhibit A hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

          16. PRINCIPAL MARKET REGULATION. The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant and the Holder shall not have the right to receive upon exercise of this Warrant any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise of this Warrant without breaching the Company's obligations under the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required. In the event that the Company is prohibited from issuing any Warrant Shares for which an Exercise Notice has been received as a result of the operation of this Section 16, the Company shall pay cash in exchange for cancellation of such Warrant Shares, at a price per Warrant Share equal to the difference between the Closing Sale Price and the Exercise Price as of the date of the attempted exercise.

          17. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

                    (a) “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility of 60%.

                     (b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                    (c) “Common Stock” means (i) the Company’s common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

                    (d) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

                    (e) “Organic Change” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other

Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

                    (f) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                    (g) “Principal Market” means The NASDAQ Capital Market.

                    (h) “Registration Rights Agreement” means that certain registration rights agreement between the Company and the Purchasers.

                    (i) “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

                    (j) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of the such security, then such dispute shall be resolved pursuant to Section 13 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

          IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

VIEWPOINT CORPORATION

By:

Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

VIEWPOINT CORPORATION

          The undersigned holder hereby exercises the right to purchase _____________________ of the shares of Common Stock (“Warrant Shares”) of Viewpoint Corporation, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

          1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

_____________________	a “Cash Exercise” with respect to _____________________ Warrant Shares

_____________________	a “Cashless Exercise” with respect to _______________________ Warrant Shares.

          2. [Insert this paragraph (2) in the event that the Holder has not elected a Cashless Exercise in accordance with the terms of the Warrant as to all of the Warrant Shares to be issued pursuant hereto] Payment of Exercise Price. The holder is hereby delivering to the Company payment in the amount of $_________ representing the Aggregate Exercise Price for such Warrant Shares in accordance with the terms of the Warrant.

          3. Delivery of Warrant Shares. The Company shall deliver to the holder _________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title: